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                                                                   EXHIBIT 23.02



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Options to purchase Common Stock of Matchlogic Inc. assumed by registration pursuant to an Agreement and Plan of Reorganization dated as of January 15, 1998 of our report dated January 29, 1998 with respect to the consolidated financial statements of Excite, Inc. included in its Annual Report (Form 10-K as amended by Form 10-K/A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                          ERNST & YOUNG LLP



Palo Alto, California
February 18, 1998